Exhibit 3.47
- ?ofm2°* i.z riii_’_ i / x •• ~ ~~- -"-~” •-••-— -— •-•-•-•— —! Secretary of State j rl M Filed In the Office of the P.O. Box 13697 i Vl^lF/ Secretary of State of Texas Austin, TX 78711-3697 V1_X Filing #: 80088808810/23/2007
FAX: 512/463-5709 j :Document*190563130002 i Certificate of Formation Image Generated Electronically Filing Fee: $300 , For-Profit Corporation for Web Filing The filing entity being formed is a for-profit corporation, the name of the entity is: Platinum Pressure Services, Inc. The name must contain the word “corporation.’’ “company,” Incorporated,” “limited,” or an abbreviation of one of these terms. The name must not~ be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on Me with the secretary of state. A preliminary check for “name availability* is recommended. ..HA. The initial registered agent is an organization (cannot be corporation named above) by the name oft OR _ _ ___ )?B. The initial registered agent is an individual resident of the state whose name is set forth below: Name: ~ William R. Benedick ........... __ C. The business address of the registered agent and the registered office address is: ~~~ ™ ~~ Street Address: 2546 Preskitt Road Decatur TX 76234 The number of directors constituting the initial board of directors and the names and addresses of the person or I persons who are to serve as directors until the first annual meeting of shareholders or until their successors are \ elected and qualified are set forth below: ; Director i: William R. Benedick Address: 2546 Preskitt Road Decatur TX. USA 76234 Director 2: Rosser C. Newton Addres^T3li3T^ Director 3: Tracy S. Turner AddressTslE^OakTa ‘75219 The total number of shares the corporation is authorized to issue and the par value of each of such shares, or a ‘statement that such shares are without par value, is set forth below. NiirnbeFof Shares “~ jPairValue (must choose arid complete either A or B) Class jSeries
:”’’•! I .: ....................... ;! ............................ i ............................. { 1,000,000 E5 A. has a par value of $0.001 Common j : .-jr. B. without par value. ; j If the shares are tobe dftided into classes, you must set forth the designation of each class, the number of shares of each das*, and the par value (or statement of no par value), of each das*. If shares of a class are to be issued in series, you must provide the designation of each series. The preferences, limitations, and relative rights of each class or series must be stated in space provided for supplemental information. The^urpose for which the corporation is organized is for the transaction of any and al lawful business for which ~~ corporations may be organized under the Texas Business Organizations Code.
LIABIUTY OF rjiRECTORS —™ — To the fullest extent permitted by the laws of the State of Texas, as such laws may now or hereafter exist directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for acts or omissions occurring in their capacity as directors. Any repeal or amendment of this provision shall operate prospectively only and shall not adversely affect any limitation of liability which then exists as a result hereof.
INDEMNIFICATION
The Corporation shall indemnify and advance expenses to any persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as directors or officers to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. Any repeal or amendment of this provision shall operate prospectively only and shall not adversely affect any right to receive indemnification which then exists as a result hereof.
ACTION BY CONSENT OF SHAREHOLDERS
Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at such a meeting, may be taken without a meeting and without prior notice or a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
[The attached addendum, if any, is incorporated herein by reference.]
Effectiveness of Filing
☑ A. This document becomes effective when the document is filed by the secretary of state.
OR
☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:
Organizer
The name and address of the organizer is set forth below.
David A. Wood            12655 North Central Expressway, Suite 421, Dallas, Texas 75243
Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
David A. Wood
Signature of organizer
FILING OFFICE COPY

Form 403 x x Thfc space reserved for office me. (Revised 01/06) /jgg^k\ Return in duplicate to: . In the Office of th* Secretary of State Secretary of State ^St&r of Texas P.O. Box 13697 Certificate of Correction NOV 20 2007 Austin, TX 78711-3697 512 463-5555 FAX: Corporations Section 512/463-5709 FffiBf Fee: $15 Entity Information: The name of the filing entity is: Platinum Pressure Services, Inc. Sttttlhonaiaeoftbe«i^Mcumrtlyib()w«ii»thereconboftheseen«^of»l^ Ifttwcatifiattorcwrectioa comets die name of the enUty, atate ft« present oanw and not the mowas it win be ccnected. The file number issued to the filing entity by the secretary of state is: 800888088 I ~ Filing Instrument to be Corrected ~T” -.’• .’ - The filing instrument to be corrected is: Certificate of Formation The date the filing instrument was filed with the secretary of state: October 23.2007 ” “ “ Wentiflcmttoi of Errors «ad Corrections “ :”’ : fadtattc thectpop ftat havo beta niidc by checking the lywiymipbcciofboxM^tfaflBipiuyMiBttucoiTCclBdMtl.) O The entity name is inaccurate or erroneously stated. The corrected entity name is: Q TTw registered agent name is inaccurate or erroneously stated. The corrected registered agent name is: Convctod Rcyptono A^jnit (Comptete either A or B, b« not bodi) A. The registered agent is nn organization (oroot be «n%wnied«bow) by tibe name ofc or B. The registered agent ban individual resident of the state whose name is: Pint MMI* LaaNam* &0 RECEIVED KH&202UW 3

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:
Corrected Registered Office Address

TX

Street Address (No. PO. Box)	City	State	Zip Code
☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated.
The period of duration is corrected to read as follows:

Identification of Other Errors and Correction
(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)
☐ Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☑    Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:
Article 4 is corrected to read in its entirety as follows:
The total number of shares the corporation is authorized to issue is Ten Million (10,000,000). All such shares are to be Common Stock, par value of $0.001 per share.

☐ Delete    Each of the provisions identified below was included in error and should be deleted.

Nov 19 2007 5:34PM HP LASERJET FAX p.4

Nov 19 2007 11:54AM Wood & Sartain, LLP 9727010302 p.4

☐ **Defective Execution** The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

[redacted]

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

[redacted]

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

[redacted]

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: November 19, 2007

Signature and title of authorized person (see instructions)

Form 401 (Revised 12/09) Statement of This space rcgrved for office use. Submit in duplicate to: Change of _ In the Office of tfi« Sewetarv Secretary of State P.O. Box Registered of <*ats of Ttxso 13697 Austin, TX 7871 1-3697 Office/Agent FEB092011 512463-5555 FAX: Corporations Section 512/463-5709 filing Fee: See instructions Entity Information 1. The name of the entity is: Pladnum Pressure Services, Inc. State the name of the entity as currently shown in the records of the secretary of state. 2. The file number issued to the filing entity by die secretary of state is: 800888088 3. The name of the registered agent as currently shown on the records of the secretary of state is: William R. Benedick Registered Agent Name The address of the registered office as currently shown on the records of the secretary of state is: 2618 S. US Highway287 Decatur TX 76234 Street Address City Slate Tip Code Change to Registered Agent/Registered Office 4. The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows: Registered Agent Change (Complete either A or B, but not btrth. Also complete C if the address ha* changed.) £3 A. The new registered agent is an organization (cannot be entity »an«i above) by the name of: CT Corporation System OR I”! B. The new registered agent is an individual resident of the state whose name is: FlnlNann . MJ. LaoNumt Suffix Registered Office Change 13 C. The business address of the registered agent and the registered office address is changed to: 350 N.SL Paul, Suite 2900 . Dallas TX 75201 — * Street Address (No P.O. Box) City Stale Zip Code ‘ ”; ‘ . The street address of the registered office as stated in this instrument is the same as die registered — . . agent’s business address. RECEIVED Forai4Qi 4 f FEB 092011 -Secretary of Slate

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Statement of Approval
The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.
Effectiveness of Filing (Select either A, B, or C)
A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned affirms that the person designated as registered agent has consented to the appointment The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument
Date: February 9, 2011

/s/ Kenneth V. Huseman
Signature of authorized person

Kenneth V. Huseman, President
Printed or typed name of authorized person (see instructions)

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